November 26, 2007

Global Brands Acquisition Corp.

11 West 42nd Street, 21st Floor

New York, NY 10036

Ladies and Gentlemen:

Each of the undersigned agrees that it will not transfer its ownership interests in JLJ Partners, LLC to anyone other than the founders of Global Brands Acquisition Corp. (“Company”), sponsors of the Company or their respective affilates, until the transfer restrictions (as more fully described in the Company’s Registration Statement relating to its IPO and in the Escrow Agreement filed as an exhibit to such Registration Statement) relating to the Company’s securities held by JLJ Partners, LLC are removed.

Each of the undersigned also agrees that if the Company solicits approval of its stockholders of a Business Combination, the undersigned will cause JLJ Partners, LLC to (i) vote all shares of Founders’ Common Stock included in the Founders’ Units beneficially owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote all other shares of the Company’s Common Stock that may be beneficially acquired by it in the IPO, any private placement or in the aftermarket in favor of such Business Combination. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business; (ii) “IPO” shall mean an initial public offering of the Company’s securities; and (iii) “IPO Shares” shall mean the shares of Common Stock issued in the IPO.

/s/ Montauk Investments, LLC
Montauk Investments, LLC

/s/ South Point Investment Holdings Limited
South Point Investment Holdings Limited

/s/ John D. Idol
John D. Idol

/s/ Andrew L. Fine
Andrew L. Fine

/s/ Gary I. Sheff
Gary I. Sheff

/s/ Joseph B. Parsons
Joseph B. Parsons

/s/ Jay Desai
Jay Desai